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PREFERRED STOCK                  [LOGO]                          PREFERRED STOCK
                                 P E I
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  NUMBER                                                               SHARES


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                             PRICE ENTERPRISES, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

                                                               CUSIP 741444 30 1


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This CERTIFIES that


                                    SPECIMEN


Is the owner of
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             FULLY PAID AND NON-ASSESSABLE SHARES OF PREFERRED STOCK,
                       PAR VALUE OF $.0001 PER SHARE, OF


PRICE ENTERPRISES, INC., transferable on the books of the Corporation by said holder in person, or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to all the terms, conditions and limitations of the Certificate of Incorporation and By-laws and all amendments thereto and supplements thereof, and the restrictive legends included on the back hereof.

     This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

                              ----------------------
/s/ JOSEPH R. SATZ            PRICE ENTERPRISES, INC.        /s/ Jack McGrory
                                   CORPORATE
Executive Vice President             [SEAL]                  President and Chief
 and Secretary                       NOV. 18                   Executive Officer
                                      1997
                                    MARYLAND
                              ----------------------

                                        COUNTERSIGNED AND REGISTERED:
                                        ChaseMellon Shareholder Services, L.L.C.


                                                    Transfer Agent and Registrar

                                        By

                                                     Authorized Officer

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                             PRICE ENTERPRISES, INC.

     The Corporation will furnish to any stockholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class in series which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of a preferred or special class of stock. Such request may be made to the secretary of the Corporation or to its transfer agent.

     The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Corporation's Charter, (i) no Person may Beneficially Own in excess of 5% of the outstanding Capital Shares of the Corporation (by value or by number of shares, whichever is more restrictive), (ii) no Person may Constructively Own in excess of 9.8% of the outstanding Capital Shares of the Corporation (by value or by number of shares, whichever is more restrictive); (iii) no Person may Beneficially Own in excess of 5% of the outstanding shares of Series A Preferred Stock of the Corporation; (iv) no Person may Constructively Own in excess of 9.8% of the outstanding shares of Series A Preferred Stock of the Corporation; (v) no Person may Beneficially or Constructively Own Capital Shares that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (vi) no Person may Transfer Capital Shares if such Transfer would result in the capital stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Capital Shares which causes or will cause a Person to Beneficially or Constructively Own Capital Shares in excess of the above limitations must immediately notify the Corporation. Moreover, any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Series A Preferred Stock in excess of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the Capital Shares represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Shares on request and without charge. Requests for such a copy may be directed to the Secretary of the Company, at the Company's principal office.

     Keep this certificate in a safe place. If it is lost, stolen or destroyed, the Corporation will require a bond of indemnity as a condition to the issuance of a replacement certificate.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common


UNIF GIFT MIN ACT -           Custodian
                    ----------         -------------
                    (Cust)                (Minor)

                    under Uniform Gifts to Minors
                    Act
                       -----------------------------
                                 (State)

UNIF TRF MIN ACT  -      Custodian (until age      )
                   -------                    -----
                   (Cust)
                           under Uniform Transfers to
                   ------- Minors Act
                   (Minor)            -----------------
                                           (State)

     Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,  __________________________________  hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
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  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)


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                                                                          Shares
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of the  capital  stock  represented  by the  within  Certificate, and do  hereby irrevocably constitute and appoint

                                                                        Attorney
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to transfer  the said stock on the books of the within  named  Corporation  with full power of substitution in the premises.


Dated
     ------------------------------------------


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                    NOTICE:   THE SIGNATURE TO THIS  ASSIGNMENT  MUST CORRESPOND
                              WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.


Signature(s) Guaranteed:


By
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   THE  SIGNATURE(S)  SHOULD BE GUARANTEED BY AN  ELIGIBLE
   GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND
   LOAN  ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN
   AN APPROVED  SIGNATURE  GUARANTEE  MEDALLION  PROGRAM),
   PURSUANT TO S.E.C. RULE 17Ad-15